                                                                     EXHIBIT 3.2



                                    Certified to be a true and correct copy of the Restated By-laws of the Corporation, adopted by the Corporation's Board of Directors and approved by the Corporation's stockholders on April 28, 1997.

                                    /s/ P. Edwards
                                    -------------------------------------------
                                    Patricia L. Edwards, Secretary



                                RESTATED BY-LAWS

                                       OF

                          MERCRISTO DEVELOPMENTS, INC.

                               TABLE OF CONTENTS

ARTICLE I: MEETING OF STOCKHOLDERS..........................................  4
        SECTION 1.1     Annual Meeting......................................  4
        SECTION 1.2     Special Meetings....................................  4
        SECTION 1.3     Place of Meetings...................................  4
        SECTION 1.4     Notice of Meetings..................................  5
        SECTION 1.5     Record Dates........................................  5
        SECTION 1.6     Quorum..............................................  5
        SECTION 1.7     Voting..............................................  6
        SECTION 1.8     Proxies.............................................  6
        SECTION 1.9     Conduct of Meetings.................................  6
        SECTION 1.10    Action Without a Meeting............................  6

ARTICLE II: BOARD OF DIRECTORS..............................................  6
        SECTION 2.1     Election and Powers.................................  6
        SECTION 2.2     Number..............................................  7
        SECTION 2.3     Vacancies...........................................  7
        SECTION 2.4     Removal.............................................  7
        SECTION 2.5     Meetings............................................  7
        SECTION 2.6     Place of Meetings...................................  7
        SECTION 2.7     Notice of Meeting...................................  7
        SECTION 2.8     Waiver of Notice....................................  8
        SECTION 2.9     Quorum..............................................  8
        SECTION 2.10    Action Without a Meeting............................  8
        SECTION 2.11    Personal Attendance by Conference
                        Communication Equipment.............................  8
        SECTION 2.12    Compensation........................................  8
        SECTION 2.13    Executive Committee and Other Committees............  8

ARTICLE III: OFFICERS.......................................................  9
        SECTION 3.1     Corporate Officers; Election........................  9
        SECTION 3.2     Assistant and Subordinate Officers..................  9
        SECTION 3.3     Removal of Corporate Officers.......................  9
        SECTION 3.4     Compensation........................................ 10
        SECTION 3.5     Chairman of the Board............................... 10
        SECTION 3.6     President........................................... 10
        SECTION 3.7     Vice Presidents..................................... 10
        SECTION 3.8     Secretary........................................... 10
        SECTION 3.9     Treasurer........................................... 10

ARTICLE IV: SHARE CERTIFICATES.............................................. 11
        SECTION 4.1     Form and Signatures................................. 11
        SECTION 4.2     Transfer of Shares.................................. 11
        SECTION 4.3     Mutilated, Lost, Stolen or Destroyed Certificates... 12
        SECTION 4.4     Stock Ledgers....................................... 12
        SECTION 4.5     Transfer Agents and Registrars...................... 12

ARTICLE V: INDEMNIFICATION.................................................. 12
        SECTION 5.1     Right to Indemnification............................ 12
        SECTION 5.2     Right of Indemnitee to Bring Suit................... 13
        SECTION 5.3     Non-Exclusivity of Rights........................... 14
        SECTION 5.4     Insurance........................................... 14
        SECTION 5.5     Indemnification of Employees and Agents of the
                        Corporation......................................... 14

ARTICLE VI: FINANCES........................................................ 14
        SECTION 6.1     Dividends........................................... 14
        SECTION 6.2     Reserves............................................ 14
        SECTION 6.3     Bills, Notes, Etc................................... 14

ARTICLE VII: AMENDMENTS..................................................... 15
        SECTION 7.1     Power to Amend...................................... 15
        SECTION 7.2     Notice of Amendment Affecting Election of Directors. 15

ARTICLE VIII: IN GENERAL.................................................... 15
        SECTION 8.1     Gender.............................................. 15
        SECTION 8.2     Headings............................................ 15

                                   ARTICLE I
                                   ---------

                            MEETING OF STOCKHOLDERS
                            -----------------------


    SECTION 1.1 Annual Meeting.  The annual meeting of the stockholders of the
                --------------
Corporation shall be held on such date and hour as may be fixed by the Board of Directors and named in the call, for the election of directors and for the transaction of such business as may properly be brought before such meeting.

    SECTION 1.2 Special Meetings.  Special meetings of the stockholders of the
                ----------------
Corporation may be held at any time in the interval between annual meetings. Special meetings may be called by the President, or by request of a majority of the Board of Directors, or by the Secretary upon the written request of the holders of not less than 25 percent of the shares of stock outstanding and entitled to vote at the meeting, which written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. In the event that a special meeting of stockholders is called by the Secretary upon such written request, such requesting stockholders shall pay the reasonably estimated costs of preparing and mailing notices of such meeting. Nothing contained herein shall limit the right and power of directors and stockholders to require a special meeting for the election of directors pursuant to the provisions of the Delaware General Corporation Law, as the same may from time to time be amended.

    SECTION 1.3 Place of Meetings.  Annual and special meetings of the
                -----------------
stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware as the Board of Directors may from time to time determine.

    SECTION 1.4 Notice of Meetings.  Written or printed notice of the time and
                ------------------
place and purpose or purposes of all meetings of the stockholders shall be given personally, or by mail or facsimile transmission, not less than 10 days nor more than 50 days before the day fixed for the meeting, to each stockholder entitled to vote at said meeting, and such notice shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Such notice shall also be given to any stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, and such notice shall specify the proposed action and state the fact that if the action is taken the dissenting stockholder shall have appraisal rights. Such notice shall be given to each stockholder by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears on the books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which event it shall be mailed to the address designated in such request. Notices of every annual and special meeting shall state the place, day, hour and purpose or purposes of such meeting and, in case of any special meeting, no business shall be acted upon which has not been stated in the notice of the meeting. Notice of any meeting, as provided for by this Section, is not required to be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting his lack of notice of such meeting, shall constitute a waiver of notice by him. No notice of an adjourned meeting of stockholders need be given unless the Board of Directors fixes a new record date for the adjourned meeting.

    SECTION 1.5 Record Dates.  For the purpose of determining the stockholders
                ------------
entitled to notice of or to vote at a stockholders' meeting or any adjournment thereof, the Board of Directors may fix a date of record which shall not be more than 50 days nor less than ten days before said meeting date. For the purpose of determining stockholders entitled to express consent to or dissent from any proposal without a meeting, or for determining stockholders entitled to receive payment of a dividend or the allotment of any rights, or for any other action, the Board of Directors may fix a date of record which shall not be more than 50 days prior to such action.

    SECTION 1.6 Quorum.  At all meetings of stockholders, except as otherwise
                ------
provided by law, there shall be present in person or represented by proxy stockholders owning a majority in number of the shares of the Corporation issued and outstanding and entitled to vote thereat, in order to constitute a quorum; but if there be no quorum, the holders of such shares so present or represented may by majority vote adjourn the meeting from time to time, but not for a period of over 30 days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment of the meeting which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

    SECTION 1.7 Voting.  At all meetings of the stockholders, each stockholder
                ------
entitled to vote thereat may vote in person or by proxy, and shall have one vote for each share standing in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation or any amendments thereto. Shares standing in the name of another corporation of any type or kind may be voted by such officer(s), agent(s) or proxy as the by-laws of such other corporation may provide or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Upon demand of the stock holders holding in the aggregate 10 percent of the shares, present in person or by proxy and entitled to vote, voting shall be by ballot. A plurality of the votes cast shall be sufficient to elect directors, and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law, the Certificate of Incorporation or the By-laws.

    SECTION 1.8 Proxies.  Every proxy shall be in writing, subscribed by the
                -------
stock holder or his duly authorized attorney and dated. No proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

    SECTION 1.9 Conduct of Meetings.  Meetings of the stockholders shall be
                -------------------
presided over by the Chairman of the Board of Directors, if any, or in his absence, by the President of the Corporation, or in the absence of both of them, by an Executive Vice President, if any, or in the absence of all such officers, by a Chairman to be chosen at the Meeting. The Secretary of the Corporation shall act as Secretary of the Meeting, if present.

    SECTION 1.10  Action Without a Meeting.  Whenever stockholders are required
                  ------------------------
or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Such written consent shall have the same effect as a unanimous vote of stockholders entitled to vote thereon.


                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

    SECTION 2.1 Election and Powers.  Except as may otherwise be provided by the
                -------------------
Certificate of Incorporation, the Board of Directors shall have the management and control of the affairs and business of the Corporation. The directors shall be elected by the stock holders at each annual meeting of stockholders and each director shall serve until his successor is elected or appointed and qualified, unless his directorship be theretofore vacated by resignation, death, removal or otherwise.

    SECTION 2.2 Number.  The number of directors constituting the entire Board
                ------
of Directors shall be such number, not less than one nor more than ten, as shall be designated by resolution of the Board of Directors adopted prior to the election of directors at the annual meeting of stockholders. In the absence of such resolution the number of directors to be elected at such annual meeting shall be the number last fixed by the Board of Directors. Any Board action designating a change in the number of directors shall require a vote of a majority of the entire Board. The "entire Board" as used in this Article shall mean the total number of directors which the Corporation would have if there were no vacancies.

    SECTION 2.3 Vacancies.  Vacancies in the Board of Directors (including any
                ---------
resulting from an increase in the number of directors) created for any reason except the removal of a director or directors by the stockholders, may be filled by vote of the Board of Directors. If, however, the number of directors then in office is less than a quorum, vacancies may be filled by a vote of a majority of the directors then in office. Successor directors elected under this Section shall hold office for the unexpired portion of the term of the director whose place is vacant. In the event of an increase in the number of directors, additional directors elected under this Section shall hold office until their successors have been duly elected or appointed and qualified.

    SECTION 2.4 Removal.  At any meeting of the stockholders duly called, any
                -------
director may, by vote of the holders of a majority of the shares entitled to vote in the election of directors, be removed from office, with or without cause, and another may be elected by such stockholders in the place of the person so removed, to serve for the remainder of the term.

    SECTION 2.5 Meetings.  Regular meetings of the Board of Directors shall be
                --------
held at such times as the directors may from time to time determine. Special meetings of the Board of Directors shall be held at any time, upon call from the Chairman of the Board, the President, or at least one-third of the directors.

    SECTION 2.6 Place of Meetings.  Regular and special meetings of the Board of
                -----------------
Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as the Board of Directors may from time to time determine.

    SECTION 2.7 Notice of Meeting.  Written notice of the date, time and place
                -----------------
of every regular and special meeting shall be given to each director by delivering the same to him personally or sending the same to him by mail facsimile transmission or leaving the same at his residence or usual place of business, at least one day before the meeting, or shall be mailed to each Director, postage prepaid and addressed to him at the last known post office address according to the records of the Corporation, at least three days before the meeting. No notice of any adjourned meeting of the Board of Directors need be given other than by announcement at the meeting, subject to the provisions of
Section 2.9 of this Article.

    SECTION 2.8 Waiver of Notice.  Notice of a meeting need not be given to any
                ----------------
director who submits a signed written waiver thereof whether before, during or after the meeting nor to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

    SECTION 2.9 Quorum.  A majority of the entire Board of Directors shall be
                ------
necessary to constitute a quorum for the transaction of any item of business at each meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

    SECTION 2.10  Action Without a Meeting.  Any action required or permitted to
                  ------------------------
be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

    SECTION 2.11  Personal Attendance by Conference Communication Equipment.
                  ---------------------------------------------------------
Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

    SECTION 2.12  Compensation.  Directors as such shall not receive any stated
                  ------------
compensation for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each special or regular meeting thereof. Nothing in this Section shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

    SECTION 2.13  Executive Committee and Other Committees.  The Board of
                  ----------------------------------------
Directors may, in its discretion, by an affirmative vote of a majority of the entire Board, appoint an Executive Committee, or any other committee, to consist of such number of directors (subject to the restrictions contained in Section 2 of this Article) as the Board of Directors may from time to time determine. The Executive Committee shall have and may exercise between meetings of the Board of Directors all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and other committees shall have those powers conferred upon them by the Board of Directors, except that no committee shall have power in reference to: (a) amending the Certificate of Incorporation; (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recom mending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the By-laws of the Corporation; and (f) unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence of any member of the Executive Committee or of any other committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in place of such absent member. The Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies in it, or to dissolve it. The Executive Committee and any other committee may make rules for the conduct of its business, and may appoint such committees and assistants as may from time to time be necessary, unless the Board of Directors shall provide otherwise. A majority of the members of the Executive Committee and of any other committee shall constitute a quorum.


                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

    SECTION 3.1 Corporate Officers; Election.  The Board of Directors (or the
                ----------------------------
Executive Committee) shall elect a President and a Secretary of the Corporation, and may elect a Chairman of the Board and such other officers as it may from time to time determine. The Chairman of the Board or (if there be no Chairman of the Board) the President shall be the President of the Corporation. Each officer shall have such authority to act on behalf of the Corporation as is provided by these By-laws or by the Board of Directors. Each officer shall serve at the pleasure of the Board of Directors or until his successor shall have been duly elected or appointed and qualifies, or until his earlier death, resignation or removal in the manner provided by Section 3 of this Article. Any two offices may be held by the same person. When all of the stock of the Corporation is owned by one natural person, such person may hold all or any combination of offices. Any vacancies in such offices shall be filled in the same manner.

    SECTION 3.2 Assistant and Subordinate Officers.  The Board of Directors (or
                ----------------------------------
the Executive Committee) may elect one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers as it may deem proper from time to time, who shall hold office at the pleasure of the Board of Directors (or the Executive Committee). Each such subordinate officer shall have such authority to act on behalf of the Corporation as is provided by the Board of Directors.

    SECTION 3.3 Removal of Corporate Officers.  Any officer may be removed with
                -----------------------------
or without cause by a vote of the majority of the entire Board of Directors of the Corporation then in office at a meeting called for that purpose (or, except in the case of a officer elected by the Board of Directors, by the Executive Committee) whenever in its judgment the best interests of the Corporation may be served thereby.

    SECTION 3.4 Compensation.  Unless otherwise determined by the Board of
                ------------
Directors, the compensation of all officers shall be fixed in accordance with the compensation policies of the Corporation in effect from time to time.

    SECTION 3.5 Chairman of the Board.  The Chairman of the Board, if there be
                ---------------------
one, shall be the President of the Corporation and shall, subject to the direction of the Board of Directors (or the Executive Committee), have the general management of the affairs of the Corporation. The Chairman of the Board shall also preside at all meetings of the stockholders and of the Board of Directors.

    SECTION 3.6  President.  The President shall be the Chief Operating Officer
                 ---------
of the Corporation and shall, subject to the direction of the Chairman of the Board and the Board of Directors (or the Executive Committee), have the general management of the business operations of the Corporation. If there be no Chairman of the Board, or in his absence or inability to act, the President shall be the President of the Corporation and shall perform all the duties of the Chairman of the Board, subject, however, to the control of the Board of Directors (or the Executive Committee).

    SECTION 3.7 Vice Presidents.  Any one or more of the Vice Presidents may be
                ---------------
designated by the Board of Directors (or the Executive Committee) as an Executive Vice President. At the request of the Chairman of the Board or the President, or in the Presi dent's absence or during his disability, the Executive Vice President shall perform the duties and exercise the functions of the President. If there be no Executive Vice President, or if there be more than one, the Board of Directors (or the Executive Committee) may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; if such determination is not made by the Board of Directors (or the Executive Committee), the President may make such determination; otherwise, any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

    SECTION 3.8 Secretary.  The Secretary shall keep full minutes of all
                ---------
meetings of the stockholders and of the Board of Directors in books provided for that purpose. He shall see that all notices are duly given in accordance with the provisions of the By-laws or as required by law. He shall be the custodian of the records and of the seal of the Corporation. He shall affix the corporate seal to all documents the execution of which on behalf of the Corporation, under the seal, is duly authorized by the Board of Directors (or the Executive Committee), and when so affixed may attest the same. The Secretary shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.

    SECTION 3.9 Treasurer.  The Treasurer shall keep correct and complete books
                ---------
and records of account for the Corporation. Subject to the control and supervision of the Board of Directors (or the Executive Committee) and the President, or such other corporate officer as the President may designate, he shall establish and execute programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation's current borrowings from lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the Corporation's moneys and securities. He shall invest the Corporation's funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required. He shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of special arrangements for financing sales, such as time payments and leasing plans. The Treasurer shall have such other powers and duties as may be properly designated by the Board of Directors (or the Executive Committee) and the President.


                                   ARTICLE IV
                                   ----------

                               SHARE CERTIFICATES
                               ------------------

    SECTION 4.1   Form and Signatures.  The interest of each stockholder of the
                  -------------------
Corporation shall be evidenced by certificates for shares in such form not inconsistent with law or the Certificate of Incorporation, and any amendments thereof, as the Board of Directors may from time to time prescribe. The share certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, sealed with the seal of the Corporation, and countersigned and registered in such manner, if any, as the Board of Directors may by resolutions prescribe. Where any share certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, the signatures of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and such corporate seal, may be facsimiles engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the share certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person had not ceased to be such officer.

    SECTION 4.2   Transfer of Shares.  The shares of the Corporation shall be
                  ------------------
transferred on the books of the Corporation by the registered holder thereof, in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with a proper assignment and powers of transfer endorsed thereon or attached thereto, duly signed by the person appearing by the certificate to be the owner of the shares represented thereby, with such proof of the authenticity of the signature as the Corporation, or its agents, may reasonably require. Such certificate shall have affixed thereto all stock transfer stamps required by law. The Board of Directors shall have power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

    SECTION 4.3 Mutilated, Lost, Stolen or Destroyed Certificates.  The holder
                -------------------------------------------------
of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such sureties or securities as the Board of Directors may require to indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

    SECTION 4.4 Stock Ledgers.  The stock ledgers of the Corporation containing
                -------------
the names and addresses of the stockholders and the number of shares respectively held by them shall be maintained at the principal office of the Corporation, or if there be a transfer agent, at the office of such transfer agent, as the Board of Directors shall determine.

    SECTION 4.5 Transfer Agents and Registrars.  The Corporation may have one or
                ------------------------------
more transfer agents and one or more registrars of its stock or of any class or classes of its shares whose respective duties the Board of Directors may from time to time determine.


                                   ARTICLE V
                                   ---------

                                INDEMNIFICATION
                                ---------------

    SECTION 5.1   Right to Indemnification.  Each person who was or is made a
                  ------------------------
party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation, or as a director or officer of the Corporation he is or was serving at the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to by a director, officer, employee or agent and shall inure the benefit of the indemnitee's heirs, executors and administrators;

provided, however, that, except as provided in Section 2 of this Article with
--------  -------
respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General
                            --------  -------
Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of any undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

    SECTION 5.2 Right of Indemnitee to Bring Suit.  If a claim under Section 1
                ---------------------------------
of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation, to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the Corporation to recover an advance ment of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

    SECTION 5.3 Non-Exclusivity of Rights.  The rights to indemnification and to
                -------------------------
the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of

Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

    SECTION 5.4 Insurance.  The Corporation may maintain insurance, at its
                ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    SECTION 5.5  Indemnification of Employees and Agents of the Corporation.
                 ----------------------------------------------------------
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provision of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


                                   ARTICLE VI
                                   ----------

                                    FINANCES
                                    --------

    SECTION 6.1 Dividends.  Subject to law and to the provisions of the
                ---------
Certificate of Incorporation, and any amendments thereof, the Board of Directors may declare dividends on the stock of the Corporation, payable upon such dates as the Board of Directors may designate.

    SECTION 6.2 Reserves.  Before payment of any dividend, there may be set
                --------
aside out of any funds of the Corporation available for dividends such sum or sums, as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

    SECTION 6.3 Bills, Notes, Etc.  All checks or demands for money and notes or
                ------------------
other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

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

                                  ARTICLE VII
                                  -----------

                                   AMENDMENTS
                                   ----------


    SECTION 7.1   Power to Amend.  The Board of Directors shall have the power
                  --------------
to adopt, amend or repeal the By-laws of the Corporation by a majority vote of the entire Board of Directors at any meeting. However, any By-laws adopted by the Board of Directors may be amended or repealed at any meeting of stockholders by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon.

    SECTION 7.2 Notice of Amendment Affecting Election of Directors.  If any By-
                ---------------------------------------------------
law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.


                                  ARTICLE VIII
                                  ------------

                                   IN GENERAL
                                   ----------

    SECTION 8.1 Gender.  Wherever used in these By-laws, the masculine pronoun
                ------
shall include the feminine and the neuter, as appropriate in the context.

    SECTION 8.2 Headings.  The Article and Section headings of these By-laws are
                --------
for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention expressed hereby.



                                   * * * * *

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